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Exhibit 23.05

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]


January 29, 2001


iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027

Dear Sir or Madam:

We hereby consent to the incorporation of our audited financial statements for the fiscal years ended October 31, 1999, dated January 10, 2000; and ended October 31, 2000, dated December 30, 2000, in the Form 10-KSB Report, and all amendments thereto filed with the Securities and Exchange Commission.

Yours Very Truly,


/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.